UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 30, 2007, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Silicon Graphics, Inc. (the “Company”) granted a restricted stock unit award covering 20,619 shares of the Company’s common stock (the “RSU Award”) to Mr. Dennis McKenna, the Chief Executive Officer and President of the Company. Each RSU represents the right to receive one share of the Company’s common stock, plus any amounts attributable to the dividend equivalent rights provided as part of the award, on the issuance date. The RSU Award is fully vested, and the underlying shares of the Company’s common stock will become issuable on May 15, 2007, subject to six (6)-month deferral under certain specified circumstances. The RSU Award is subject to terms and conditions of both the Company’s Management Incentive Plan (“MIP”) and the Restricted Stock Unit Award Agreement dated March 30, 2007 between the Company and Mr. McKenna (“RSU Agreement”). The actual issuance of the shares is subject to the Company’s collection of all applicable withholding taxes. Furthermore, as a condition to the issuance of the RSU Award, Mr. McKenna has executed a General Release Agreement pursuant to which he has released and waived all claims he might otherwise have against the Company, including claims relating to the equity compensation awards previously granted to him by the Company.

In addition, on March 30, 2007, the Compensation Committee approved a bonus agreement (the “Bonus Agreement”) pursuant to which Mr. McKenna will be entitled to certain bonus payments upon the Company’s attainment of pre-established revenue and earnings before interest, taxes, depreciation, amortization and restructuring costs (“EBITDAR”) objectives for the third quarter of the Company’s fiscal year 2007.

Under the Bonus Agreement, if the Company’s revenue for the third quarter of the Company’s fiscal year 2007 meets or exceeds target (“Revenue Target”), then the Company will pay Mr. McKenna a bonus in the amount of $125,000.00. If the Company’s revenue for such period is below the Revenue Target but above a certain minimum threshold (“Minimum Threshold”), then Mr. McKenna will receive a portion of the bonus calculated pursuant to a formula based on such threshold. If the Company’s revenue for such period is below the Minimum Threshold, then no revenue-based bonus will be awarded to Mr. McKenna. In addition, if the Company’s EBITDAR for the third quarter of fiscal year 2007 meets or exceeds target (“EBITDAR Target”), then the Company will pay Mr. McKenna an additional bonus in the amount of $125,000.00. If the Company’s EBITDAR for such period is below the EBITDAR Target but exceeds certain threshold, then Mr. McKenna will receive a portion of the bonus calculated pursuant to a formula based on the EBITDAR Target.

The foregoing is qualified in its entirety by reference to the MIP, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 1, 2006. The Company plans to file the Notice of Restricted Stock Unit Award, the Restricted Stock Unit Award Agreement, the General Release Agreement and the Bonus Agreement as exhibits to the Company’s quarterly report on Form 10-Q for the third quarter in the 2007 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date:	April 3, 2007	By:	/s/ Barry Weinert
		Name:	Barry Weinert
		Title:	Vice President and General Counsel